Exhibit 99.1

For Immediate Release

Media Contact:

Maria Gemskie

312.341.3257

mgemskie@cbot.com

CBOT Announces the Departure of Kevin J. P. O’Hara as Chief Administrative Officer and Chief Strategy Officer

Chicago, June 22, 2007 – The Chicago Board of Trade (CBOT) announced today that Kevin J.P. O’Hara, by mutual agreement with the CBOT, has left the company.

Mr. O’Hara joined the Exchange in May 2006 and served as the CBOT’s Chief Administrative Officer, Chief Strategy Officer and Chief Legal Officer. His resignation became effective as of June 22, 2007.

About the CBOT

As one of the leading global derivative exchanges, the Chicago Board of Trade provides a diverse mix of financial, equity and commodity futures and options-on-futures products. Building on its 159-year history, the CBOT continues to advance into the future using the strength of deep liquidity, market integrity and member-trader expertise. Using superior trading technology in both electronic and open-auction trading platforms, the CBOT provides premier customer service to risk managers and investors worldwide. For more information, visit our website at www.cbot.com.

Forward Looking Statements

Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and includes any use of the words “may,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue”. These statements are based on management’s current expectations and involve assumptions that may be subject to change or risks and uncertainties that could cause actual results to differ materially from those set forth in the statements. Accordingly, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statement contained in this press release. The factors that may affect our performance may be found in the Annual Report on Form 10-K and other periodic reports filed by CBOT Holdings, Inc. with the U.S. Securities and Exchange Commission (“SEC”). These filings can be obtained at the SEC’s website at www.sec.gov. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. ###